UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2021

Zoom Video Communications, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38865	61-1648780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Almaden Boulevard, 6th Floor San Jose, California		95113
(Address of Principal Executive Offices)		(Zip Code)

(888) 799-9666

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ZM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

Public Offering of Common Stock

On January 12, 2021, Zoom Video Communications, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC (the “Underwriter”), relating to the public offering, issuance and sale of 5,147,059 shares of its Class A common stock, par value $0.001 per share (“Class A Common Stock”). The price to the public in the offering is $340.00 per share of Class A Common Stock. Under the terms of the Underwriting Agreement, the Company also granted the Underwriter an option exercisable for 30 days to purchase up to an additional 735,294 shares of Class A Common Stock at the public offering price, less underwriting discounts and commissions. The gross proceeds to the Company from the offering are expected to be approximately $1.75 billion, before deducting underwriting discounts and commissions and other estimated offering expenses, or approximately $2.0 billion if the Underwriter exercises in full its option to purchase additional shares. The offering is expected to close on January 15, 2021, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-252035) and an accompanying prospectus previously filed with the Securities and Exchange Commission (“SEC”) and a preliminary and final prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1.1 hereto, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Updated Company Disclosures

The Company is filing information for the purpose of updating the risk factor disclosure contained in its prior public filings, including those discussed under the heading “Item 1A. Risk Factors” in its Quarterly Report on Form 10-Q for the quarter ended October 31, 2020, filed with the SEC on December 4, 2020 (the “Quarterly Report”), as well as the section titled “Selected Risks Affecting Our Business” appearing in the Quarterly Report. The updated Company disclosures are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 12, 2021, by and between Zoom Video Communications, Inc. and J.P. Morgan Securities LLC.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

99.1	Updated Company Disclosures.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements relating to the closing of the public offering. These forward-looking statements are based upon the Company’s current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks related to market conditions and the satisfaction of customary closing conditions related to the public offering. There can be no assurance that the Company will be able to complete the public offering on the anticipated terms, or at all. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in Exhibit 99.1 hereto. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM VIDEO COMMUNICATIONS, INC.

Dated: January 13, 2021

	By:	/s/ Kelly Steckelberg
Kelly Steckelberg
Chief Financial Officer